Exhibit 10.2
FORM OF
FX REAL ESTATE AND ENTERTAINMENT INC.
2007 EXECUTIVE EQUITY INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT
FOR
[                                        ]
Agreement
     1. Grant of Option. FX REAL ESTATE AND ENTERTAINMENT INC. (the “Company”) hereby grants, as of [                    ] (“Date of Grant”), to [                    ] (the “Optionee”) an option (the “Option”) to purchase up to [                    ] shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”), at an exercise price per share equal to $[not less than 100% of the Fair Market Value] (the “Exercise Price”). The Option shall be subject to the terms and conditions set forth herein. The Option was issued pursuant to the Company’s 2007 EXECUTIVE EQUITY INCENTIVE PLAN (the “Plan”), which is incorporated herein for all purposes. The Option is a Non-Qualified Stock Option, and not an Incentive Stock Option. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.
     2. Definitions. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.
     3. Exercise Schedule. Except as otherwise provided in Sections 6 or 9 of this Agreement, or in the Plan, the Option is exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a percentage of the Option as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. The following table indicates each date upon which the percentage of the Option has vested (the “Vesting Date”) and the date upon which the percentage of the Option has become exercisable (the “Exercisable Date”), provided that the Continuous Service of the Optionee continues through and on the applicable Vesting Date:

Percentage of Option	Vesting Date	Exercisable Date

     Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon the termination of the Optionee’s Continuous Service with the

Company and its Related Entities, any unvested portion of the Option shall terminate and be null and void.
     4. Method of Exercise. The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the Exercise Price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee’s payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares shall be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.
     5. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) check; (c) proceeds from the sale of Shares pursuant to broker-assisted “cashless” exercise procedures and guidelines approved by the Committee; (d) by the withholding of Shares issuable upon exercise of the Option; (e) by the delivery of shares of Common Stock held by the Optionee to the extent held for such period of time, if any, required to avoid a charge to the earnings of the Company for financial accounting purposes; or (f) such other consideration or in such other manner as may be determined by the Committee in its absolute discretion.
     6. Termination of Option.
          (a) Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:
               (i) unless the Committee otherwise determines in writing in its sole discretion, three months after the date on which the Optionee’s Continuous Service is terminated other than by reason of (A) by the Company or a Related Entity for Cause, (B) a Disability of the Optionee as determined by a medical doctor satisfactory to the Committee, or (C) the death of the Optionee;
               (ii) immediately upon the termination of the Optionee’s Continuous Service by the Company or a Related Entity for Cause;
               (iii) the tenth anniversary of the date as of which the Option is granted if the Optionee’s Continuous Service is terminated by reason of a Disability as determined by a medical doctor satisfactory to the Committee;
               (iv) the tenth anniversary of the date as of which the Option is granted if the Optionee’s Continuous Service is terminated by reason of the death of the Optionee, ; or

               (v) the tenth anniversary of the date as of which the Option is granted.
          (b) To the extent not previously exercised, (i) the Option shall terminate immediately in the event of (1) the liquidation or dissolution of the Company, or (2) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive or the Shares are exchanged for or converted into securities issued by another entity, or an affiliate of such successor or acquiring entity, unless the successor or acquiring entity, or an affiliate thereof, assumes the Option or substitutes an equivalent option or right pursuant to Section 9(c) of the Plan, and (ii) the Committee in its sole discretion may by written notice (“cancellation notice”) cancel, effective upon the consummation of any corporate transaction described in Section 8(b)(i) of the Plan, the Option (or portion thereof) that remains unexercised on such date. The Committee shall give written notice of any proposed transaction referred to in this Section 6(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that the Optionee may have a reasonable period of time prior to the closing date of such transaction within which to exercise the Option if and to the extent that it then is exercisable (including any portion of the Option that may become exercisable upon the closing date of such transaction). The Optionee may condition his exercise of the Option upon the consummation of a transaction referred to in this Section 6(b).
     7. Transferability. Unless otherwise determined by the Committee, the Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or the Optionee’s guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
     8. No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Shares purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.
     9. Acceleration of Exercisability of Option.
          (a) This Option shall immediately vest and become fully exercisable in the event that, prior to the termination of the Option pursuant to Section 6 hereof, (i) the Option is terminated pursuant to Section 6(b)(i) hereof, or (ii) the Company exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 6(b)(ii) hereof.
          (b) This Option shall immediately vest and become fully exercisable if the Optionee’s Continuous Service is terminated by reason of (i) a Disability of the Optionee as determined by a medical doctor satisfactory to the Committee, (ii) the Company or a Related Entity without Cause or (iii) the death of the Optionee.
          (c) This Option shall become immediately fully exercisable in the event that, prior to the termination of the Option pursuant to Section 6 hereof, and during the Optionee’s Continuous Service, there is a “Change in Control”, as defined in Section 9(b) of the Plan.
          (d) Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes for the Option, the vesting of the Option shall not be accelerated as described in Section 9(b). For the purposes of this paragraph, the Option shall be considered assumed or substituted for if following the Change in Control the Option or substituted option confers the right to purchase, for each Share subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of the Option will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
     10. No Right to Continued Employment. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.
     11. Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of New York.
     12. Interpretation; Provisions of Plan. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all of the terms, conditions and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement, unless shown to have been made in an arbitrary and capricious manner.
     13. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 650 Madison Avenue, New York, New York 10022, or if the Company

should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.
     14. Tax Consequences. Set forth below is a brief summary as of the date of this Option Agreement of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.
     (a) The Optionee will not recognize any income on receipt of the Option.
     (b) The Optionee will recognize ordinary income at the time he or she exercises the Option equal to the amount by which the Fair Market Value of the Shares on the date of exercise exceeds the Exercise Price paid for the Shares. The amount so recognized is subject to income tax withholding and employment taxes if the Optionee is an employee of the Company or a Related Entity.
     (c) The Optionee’s tax basis for the Shares received as a result of the exercise of the Option will be equal to the Fair Market Value of those Shares on the date the Option is exercised.
     (d) Upon the sale of the Shares, the Optionee will recognize a capital gain or loss on the difference between the amount realized from the sale of the Shares and the Fair Market Value on the date the Option is exercised. The gain or loss would be short- or long-term depending upon whether the Shares were held for at least one year after the date of exercise of the Option.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the [                    ] day of [                    ], 200[                    ].

COMPANY: FX REAL ESTATE AND ENTERTAINMENT INC.
By:
Name:
Title:

     The Optionee acknowledges receipt of a copy of the Plan and represents that he or she has reviewed the provisions of the Plan and this Option Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts this Option subject to all of the terms and provisions of the Plan and the Option Agreement. The Optionee further represents that he or she has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement.

Dated: [ ], 200[ ]	OPTIONEE:

By:

[ ]

FX REAL ESTATE AND ENTERTAINMENT INC.
2007 EXECUTIVE EQUITY INCENTIVE PLAN
NOTICE OF EXERCISE OF STOCK OPTION
You must sign this Notice on the last page before submitting it to the Company
OPTIONEE INFORMATION:

Name:	Social Security Number:

Address:	Employee Number:

OPTION INFORMATION:

Date of Grant: [ ]	Type of Stock Option:

Exercise Price per Share: $[ ]	☑ Nonqualified (NSO)

Total number of shares of Common Stock of	☐ Incentive (ISO)
FX REAL ESTATE AND ENTERTAINMENT INC.
(the “Company”) covered by option: [ ]
EXERCISE INFORMATION:
Number of shares of Common Stock of the Company for which option is being exercised now:                                         . (These shares are referred to below as the “Purchased Shares.”)
Total exercise price for the Purchased Shares: $
Form of payment enclosed [check all that apply]:
☐	Check for $ , payable to “FX REAL ESTATE AND ENTERTAINMENT INC.”

☐	Certificate(s) for shares of Common Stock of the Company that I have owned for such period of time required to avoid the Company having to take a charge to its earnings for financial accounting purposes. (These shares will be valued as of the date when the Company receives this notice.)

☐	Broker-assisted “Cashless” exercise procedures.

☐	Attestation Form covering shares of Common Stock of the Company. (These shares will be valued as of the date when the Company receives this notice.
Name(s) in which the Purchased Shares should be registered [please check one box]:

☐	In my name only

☐	In the names of my spouse and myself as community property	My spouse’s name (if applicable):

☐	In the names of my spouse and myself as joint tenants with the right of survivorship

☐	In the name of an eligible revocable trust	Full legal name of revocable trust:

The certificate for the Purchased Shares should be sent to the following address:

ACKNOWLEDGMENTS:
1.	I understand that all sales of the Purchased Shares are subject to compliance with the Company’s policy on securities trades.

2.	I hereby acknowledge that I received and read a copy of the prospectus describing the Company’s 2007 EXECUTIVE EQUITY INCENTIVE PLAN and the tax consequences of an exercise.

3.	In the case of a nonqualified option, I understand that I must recognize ordinary income equal to the spread between the fair market value of the Purchased Shares on the date of exercise and the exercise price. I further understand that I am required to pay withholding taxes at the time of exercising a nonqualified option.
SIGNATURE           AND           DATE:
                                                                                                                                                                    , 200